PLACEMENT AGENT AGREEMENT

________________________, 2011

To be referred to hereafter as the “Placement Agent”
Attn: _______________, President
Address:

Dear Sir or Madam:

Native American Energy Group, Inc., a Delaware corporation (the “Company”) proposes to offer, issue and sell in a private offering a maximum of up to $600,000 of the Company’s Bridge Units (the “Units”), each Unit comprised of a $25,000 Bridge Note and 50,000 shares of the Company’s restricted common stock (the “Securities”) at a price of $25,000 per Unit (the “Purchase Price”), to accredited investors only (the “Offering”); provided, however, that up to an additional six Units may be issued at the request of the Company with the approval of High Capital Funding, LLC (the “Lead Investor”).  The Placement Agent hereby confirms its agreement with the Company whereby the Placement Agent will act as a non-exclusive placement agent for the Offering on a best efforts basis and in accordance with the basic terms and conditions set forth herein (this “Agreement”).

1.           Private Placement by the Company

The Offering will be made pursuant to Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

2.           Appointment as Placement Agent

The Company hereby appoints the Placement Agent as a non-exclusive placement agent for the Offering.

3.           Procedure of Identifying Investors

Placement Agent will identify and introduce institutional and other accredited investors (collectively, “Accredited Investors”) to the Company.  Only Accredited Investors will be permitted to purchase the Securities.

4.           Information Available

It is understood and agreed between the Company and Placement Agent that all documents and other information relating to the Company’s affairs will be made available upon request to Placement Agent and its counsel, and copies of any such documents will be furnished upon request to Placement Agent or its counsel.  The Company’s SEC filings, including its Form 10-K/A for the year ended December 31, 2010, and its Form 10-Q for the quarter ended March 31, 2011 are available on the SEC’s website (www.sec.gov) and on the Company website (www.nativeamericanenergy.com).

5.           Certain Representations by the Company

The Company has not and will not utilize nor has it made any promises or representations to any nonlicensed or nonregistered finder in connection with the Offering.  The Company will indemnify Placement Agent with respect to any claim for finder’s or similar fees in connection with the Offering.

6.           Proceedings

Placement Agent and the Company will advise each other immediately and confirm in writing the receipt of any threat of or the initiation of any steps or proceedings which would impair or prevent the right to offer the Securities, or the issuance of any orders or other prohibitions preventing or impairing the proposed offering by the Securities and Exchange Commission or any other regulatory authority.  In the case of the happening of any such event, the Company will not acquiesce to such steps, proceedings or suspension orders, but will actively defend any such actions or orders unless the Company determines in good faith after consultation with Placement Agent to acquiesce to such actions or orders.

7.           Compensation

The Placement Agent will receive a percentage of the total gross proceeds raised in the Offering as a fee for its services (the “Placement Agent Fee”) under this agreement equal to 5% of the gross proceeds from sales of Securities by the Placement Agent, payable in cash upon each closing of the Offering, and a five-year warrant (the “Warrant”) to purchase that certain number of shares of common stock of the Company equal to 10% of the common stock sold in the Offering by the Placement Agent at an exercise price of $0.60 per share, which Warrant shall be issued as soon as practicable following the final closing.  The number of shares of common stock covered by the Warrant shall be subject to standard and customary adjustments to be more fully set forth in the Warrant.

8.           Expenses

The Company shall bear all of its costs and expenses incident to the issuance, offer, sale and delivery of the Securities.

9.           Securities Filings

The Company’s legal counsel shall make all filings and/or notices necessary to comply with all securities law requirements for the Offering.

10.         Conflict with the Law

It is understood that if any provision of this Agreement conflicts with the Securities Act, any rule or regulation under such Securities Act, the blue sky laws of any state in which the proposed offering is to be qualified, the Financial Industry Regulatory Authority (“FINRA”), or any other governmental authority, either federal or state, possessing jurisdiction over the sale and issuance of the Securities, the Company and the Placement Agent shall amend this Agreement to comply with such regulation.

11.         Accurate Information

The Company represents and warrants to Placement Agent that all written information provided Placement Agent with respect to the business, affairs, prospects and financial condition of the Company for use in connection with the Offering shall be true, correct and complete in all material respects.

12.         Due Diligence Investigation

a.           The Company shall supply and deliver to Placement Agent or its legal counsel at their offices, within a reasonable period of time, all information required to enable them to make a due diligence investigation of the Company and its business prospects as they shall reasonably request and shall make available to them such persons as they deem necessary or appropriate in order to verify or substantiate any information regarding the Company.

b.           It is expressly understood and agreed that Placement Agent will be undertaking a thorough review of all of the Company’s practices and in the event that these do not meet with the approval of Placement Agent, Placement Agent may terminate its engagement as non-exclusive Placement Agent for the Offering.

13.         New Releases and Publicity

Prior to the completion or termination of the Offering, no news release or other publicity about the Company with respect to this Offering will be permitted without approval of the Company’s  legal counsel and of the Placement Agent and/or its legal counsel.  However, the foregoing shall not prohibit discussions, releases or other publicity which is in the Company’s normal course of business or as required by law.

14.         Indemnification

The Company agrees to indemnify and hold harmless Placement Agent, and its affiliates, directors, officers, agents, attorneys, and employees, and each other person, if any, controlling Placement Agent or any of their respective affiliates (collectively the “Indemnified Persons”), from and against any losses, claims, damages, liabilities or expenses (or actions, including shareholder actions, in respect thereof) related to or arising out of such engagement or Placement Agent’s role in connection therewith, and will reimburse the Indemnified Persons for all reasonable expenses (including out-of-pocket expenses and any Indemnified Person’s counsel fees and expenses subject to court approval) as they are incurred by the Indemnified Persons in connection with investigating, preparing or defending any such action or claim, whether or not in connection with pending or threatened litigation in which Placement Agent or any Indemnified Person is a party.  The Company will not, however, be responsible to any Indemnified Persons for any losses, claims, damages, liabilities, or expenses which resulted from the Indemnified Person’s gross negligence, willful misconduct or bad faith.  The Company also agrees that none of the Indemnified Persons shall have any liability to the Company for or in connection with the services or matters pertaining to this Agreement except for any such liability for losses, claims, damages, liabilities or expenses incurred by the Company that results from any Indemnified Person’s gross negligence, willful misconduct or bad faith.  If the foregoing indemnity is unavailable or insufficient to hold the Indemnified Persons harmless, then the Company shall contribute to the amount paid or payable by the Indemnified Persons, in respect of the Indemnified Persons, for losses, claims, damages, liabilities, or expenses in such proportion as appropriately reflects the relative benefits received by, and fault of, the Company, on the one hand and the Indemnified Persons, on the other, in connection with the matters as to which such losses, claims, damages, liabilities or expenses relate and other equitable consideration; provided, however, the Company agrees that the aggregate contribution of all Indemnified Persons shall in all cases be not more than the amount of fees actually received by Placement Agent for its  services.  The foregoing Agreement shall be in addition to any rights that any Indemnified Person or the Company may have at common law or otherwise. If any action, proceeding, or investigation is commenced as to which an Indemnified Person demands indemnification, the Indemnified Person shall have the right to retain counsel of its own choice to represent it, the Company shall pay the reasonable fees and expenses of such counsel, and such counsel shall to the extent consistent with its professional responsibilities cooperate with the Company and any counsel designated by the Company; provided that the Company shall not be responsible for the fees and expenses of more than one counsel.

15.           Representations and Warranties of Placement Agent.  Placement Agent hereby represents and warrants to the Company that:

a.           Placement Agent is duly registered pursuant to the provisions of the Securities Exchange Act of 1934 as a dealer and is duly registered as a broker-dealer in those states where required and Placement Agent agrees to comply with all statutes and other requirements applicable to Placement Agent as a broker-dealer pursuant to those registrations and is legally authorized under all applicable laws to engage in the activities contemplated hereby and receive compensation therefor as herein contemplated.

b.           Placement Agent is a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”); the Securities Investor Protection Corporation (“SIPC”), and the National Investment Banking Association (“NIBA”).

c.           This Agreement, when accepted and approved by Placement Agent, will be duly authorized, executed and delivered by Placement Agent and is a valid and binding agreement on Placement Agent’s part.

16.         Term and Termination

a.           The length of the term of services to be provided by Placement Agent shall be the term of the Offering.

b.           This Agreement may be terminated by either the Company or Placement Agent for cause.  For purposes of this Agreement, the term “cause” shall include, but not be limited to, the following: a material breach of or failure to perform any covenant or obligation in this Agreement, dishonesty, neglect of duties, unprofessional conduct, acts of moral turpitude, disappearance, felonious conduct, or fraud. Either party may terminate this Agreement for cause by giving written notice of termination to the other party.  The notice of termination required by this section shall specify the ground for termination and shall be supported by a statement of all relevant facts.  Upon such termination, Placement Agent shall continue to have the right to receive compensation hereunder for Securities sold by Placement Agent, for which Placement Agent has not yet been compensated, and all other compensation as set forth in this Agreement.

c.           This Agreement may be terminated by Placement Agent if any of the following conditions occur:

i.            Placement Agent shall not be reasonably satisfied with the Company’s business affairs, contractual regulations, its pending and threatened litigation and other matters affecting the Company’s prospects.

ii.           The Company shall have sustained a substantial loss by fire, flood, accident or other calamity, whether or not covered by insurance.

iii.          There shall have been any important and material adverse change in market levels, or political, financial or economic conditions or other circumstances, which, in Placement Agent’s sole judgment, render it undesirable, impractical or inadvisable to proceed with the Offering.

iv.          There shall have been a major catastrophe, national calamity, Act of God, or other event which, in Placement Agent’s sole opinion, would materially adversely disrupt the financial markets.

v.          Placement Agent shall not be satisfied with the Company’s financial condition and operating results.

vi.          Appropriate documents relating to the Offering shall not have been reviewed and approved by mutual consent and the securities shall be qualified for sale in California and in substantially all of the other states designated by Placement Agent.

vii.         The matters referred to in this section shall not have been approved by Placement Agent counsel.

Upon such termination, Placement Agent shall continue to have the right to receive compensation hereunder for services provided by Placement Agent for which Placement Agent has not yet been compensated, and all other compensation as set forth in this Agreement.

d.           Termination of the Offering shall automatically cause the termination of this Agreement.  Upon such termination, Placement Agent shall continue to have the right to receive compensation hereunder for services provided by Placement Agent for which Placement Agent has not yet been compensated, and all other compensation as set forth in this Agreement.

e.           Both parties may terminate this Agreement with mutual consent.  Upon such termination, Placement Agent shall continue to have the right to receive compensation hereunder for services provided by Placement Agent, for which Placement Agent has not yet been compensated, and all other compensation as set forth in this Agreement.

17.          Representations and Indemnities to Survive Delivery.  The indemnities, agreements, representations, warranties, and other statements set forth in or made in writing pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Company, or any controlling person and will survive delivery of and payment for the Securities, and the Company, or any controlling person, as the case may be, shall be entitled to the benefit of the indemnity agreements.

18.          Governing Law.  This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws.

19.          Exclusive Jurisdiction and Venue.  The parties agree that the Federal and New York State courts sitting in the City of New York shall have sole and exclusive jurisdiction and venue for the resolution of all disputes arising under the terms of this Agreement and the transactions contemplated herein.

20.          Notices.  Any notice, request, instruction, or other document required by the terms of this Agreement, or deemed by any of the Parties hereto to be desirable, to be given to any other party hereto shall be in writing and shall be given by personal delivery, overnight delivery, mailed by registered or certified mail, postage prepaid, with return receipt requested, or sent by facsimile transmission to the addresses of the Parties as follows:

i.	To:	“Placement Agent”	At the address set forth next to the
Placement Agent’s signature below

ii.	To:	“Company”	Native American Energy Group, Inc.
108-18 Queens Blvd., Suite 901
Forest Hills, NY 11375
Fax: (718) 793-4034
Attn: Joseph G. D’Arrigo

iii.	With Copy To:	Oswald & Yap
16148 Sand Canyon Avenue
Irvine, CA 92618
Fax: (949) 788-8980
Attn: Lynne Bolduc, Esq.

The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid.  If notice is given by personal delivery or overnight delivery in accordance with the provisions of this Section, such notice shall be conclusively deemed given at the time of such delivery provided a receipt is obtained from the recipient.  If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given upon receipt and delivery or refusal.  If notice is given by facsimile transmission in accordance with the provisions of this Section, such notice shall be conclusively deemed given at the time of delivery if during business hours and if not during business hours, at the next business day after delivery, provided a confirmation is obtained by the sender.

21.           Modifications and Waivers.   No modification or waiver of any term hereof shall be effective unless in writing, signed by the party to be charged.

22.           Counterparts; Facsimile Signatures.  This Agreement may be executed in several counterparts and it shall not be necessary for each party to execute each of such counterparts, but when all of the parties have executed and delivered one of such counterparts, the counterparts, when taken together, shall be deemed to constitute one and the same instrument, enforceable against each party in accordance with its terms. The parties hereto agree that this Agreement may be executed by facsimile signatures and such signatures shall be deemed originals.

23.           Attorneys’ Fees.  In the event any party hereto shall commence legal proceedings against the other to enforce the terms hereof, or to declare rights hereunder, as the result of a breach of any covenant or condition of this Agreement, the prevailing party in any such proceeding shall be entitled to recover from the losing party its costs of suit, including reasonable attorneys' fees, as may be fixed by the court.

24.           Assignability.  This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs and successors, but any assignment of this Agreement without the express written consent of all parties hereto shall be void.

[Signature Page Follows]

If the foregoing is in accordance with the Placement Agent’s  understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between us in accordance with its terms.

Sincerely,

NATIVE AMERICAN ENERGY GROUP, INC.,
a Delaware corporation

BY: Joseph G. D’Arrigo
ITS: Chairman & CEO

BROKER/DEALER NAME: _________________________________________
BROKER/DEALER TAX I.D. NO.: ___________________________________

BY:
ITS:

Address:

Phone:
Fax:
Attn:
E-mail address: